As filed with the Securities and Exchange Commission on October 21, 2020
Registration No. 333-240064

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 3 to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PETROS PHARMACEUTICALS, INC.
(Exact name of Registrant as specified in its charter)
Delaware	2834	85-1410058
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
1185 Avenue of the Americas, 3rd Floor
New York, New York 10036
973-242-0005
(Address including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Charles S. Ryan, J.D., Ph.D.
Chief Executive Officer
Neurotrope, Inc.
1185 Avenue of the Americas, 3rd Floor
New York, New York 10036
973-242-0005
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Kenneth R. Koch, Esq. Jeffrey P. Schultz, Esq. Daniel A. Bagliebter, Esq. Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C. Chrysler Center 666 Third Avenue New York, New York 10017 (212) 935-3000	John D. Shulman Chairman of the Board Metuchen Pharmaceuticals, LLC 200 U.S. Highway 9, Suite 500 Manalapan Township, New Jersey 07726 (848) 233-5568	Andrew M. Ray, Esq. Jeffrey A. Letalien, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue Washington, District of Columbia 20004 (202) 373-6000
Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions under the Merger Agreement described herein.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☒
Emerging Growth Company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13(e)-4(i) (Cross-Border Issuer Tender Offer)
☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)
☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Amendment No. 3 (“Amendment No. 3”), to the Registration Statement on Form S-4 (File No. 333-240064) of Petros Pharmaceuticals, Inc. (the “Registration Statement”), is being filed solely for the purpose of filing Exhibits 2.8, 2.9, 4.1, 4.2, 4.3, 4.4, 4.5, 5.1, 10.3, 10.4, 10.5 and 99.1, as indicated in Part II of this Amendment No. 3. This Amendment No. 3 does not modify any provision of the proxy statement/prospectus that forms a part of the Registration Statement. Accordingly, the proxy statement/prospectus has been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20. Indemnification of Directors and Officers.
Section 102 of the DGCL allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. The Petros Certificate of Incorporation and Petros Bylaws contain a provision which eliminates directors’ personal liability as set forth above.
The Petros Bylaws provides in effect that the Petros shall indemnify its directors and officers to the extent permitted by the Delaware law. Section 145 of the DGCL provides that a Delaware corporation has the power to indemnify its directors, officers, employees and agents in certain circumstances. Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director, officer, employee or agent had no reasonable cause to believe that his or her conduct was unlawful.
Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
Section 145 further provides that to the extent that a director or officer or employee of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the party seeking indemnification may be entitled; and the corporation is empowered to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145; and that, unless indemnification is ordered by a court, the determination that indemnification under subsections (a) and (b) of Section 145 is proper because the director, officer, employee or agent has met the applicable standard of conduct under such subsections shall be made by (1) a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.
Item 21. Exhibits and Financial Statement Schedules.
A list of the exhibits included as part of this registration statement is set forth in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.

Item 22. Undertakings.
(a)
The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement);

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
any free writing prospectus relating to the offering prepared by or on behalf of such Registrant or used or referred to by the undersigned Registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or their securities provided by or on behalf of such Registrant; and

(iv)
any other communication that is an offer in the offering made by such Registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(8)
That every prospectus (i) that is filed pursuant to paragraph (7) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)
To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(10)
To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
Exhibit Number	Description
2.1*+	Agreement and Plan of Merger and Reorganization, dated as of May 17, 2020, by and among Petros Pharmaceuticals, Inc., Neurotrope, Inc., PM Merger Sub 1, LLC, PN Merger Sub 2, Inc. and Metuchen Pharmaceuticals LLC (included as Annex A to the proxy statement/prospectus forming a part of this Registration Statement)
2.2*	First Amendment to the Agreement and Plan of Merger and Reorganization, dated as of July 23, 2020, by and among Petros Pharmaceuticals, Inc., Neurotrope, Inc., PM Merger Sub 1, LLC, PN Merger Sub 2, Inc. and Metuchen Pharmaceuticals LLC (included as Annex A to the proxy statement/prospectus forming a part of this Registration Statement)
2.3*	Second Amendment to the Agreement and Plan of Merger and Reorganization, dated as of September 29, 2020, by and among Petros Pharmaceuticals, Inc., Neurotrope, Inc., PM Merger Sub 1, LLC, PN Merger Sub 2, Inc. and Metuchen Pharmaceuticals LLC (included as Annex A to the proxy statement/prospectus forming a part of this Registration Statement)
2.4*	Form of Neurotrope Voting Agreement, by and between Metuchen Pharmaceuticals LLC and certain stockholders of Neurotrope, Inc. (included as Annex A to the proxy statement/ prospectus forming a part of this Registration Statement)
2.5*	Form of Metuchen Voting Agreement, by and between Neurotrope, Inc. and certain unitholders of Metuchen Pharmaceuticals LLC (included as Annex A to the proxy statement/prospectus forming a part of this Registration Statement)
2.6*	Form of Voting Agreement, by and between certain stockholders of Neurotrope, Inc. and Metuchen Pharmaceuticals, LLC
2.7*	Form of Lock-Up Agreement, by and among Petros Pharmaceuticals, Inc., Neurotrope, Inc., Metuchen Pharmaceuticals LLC and certain securityholders of Neurotrope, Inc. and Metuchen Pharmaceuticals LLC (included as Annex A to the proxy statement/prospectus forming a part of this Registration Statement)
2.8+	Form of Separation and Distribution Agreement, by and between Neurotrope, Inc. and Neurotrope Bioscience, Inc.
2.9	Form of Tax Matters Agreement by and between Neurotrope, Inc. and Neurotrope Bioscience, Inc.
3.1*	Certificate of Incorporation of Petros Pharmaceuticals, Inc.
3.2*	Amended and Restated Certificate of Incorporation of Petros Pharmaceuticals, Inc. (to be effective immediately after the Effective Time following the Mergers and included as Annex C to the proxy statement/prospectus forming a part of this Registration Statement)
3.3 *	Form of Amended and Restated Bylaws of Petros Pharmaceuticals, Inc. (to be effective immediately after the Effective Time following the Mergers)
4.1	Specimen Stock Certificate evidencing shares of Common Stock of Petros Pharmaceuticals, Inc.
4.2	Form of Series E Warrant of Petros Pharmaceuticals, Inc.
4.3	Form of Series F Warrant of Petros Pharmaceuticals, Inc.
4.4	Form of Series G Warrant of Petros Pharmaceuticals, Inc.
4.5	Form of Series H Warrant of Petros Pharmaceuticals, Inc.
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovksy and Popeo, P.C. regarding the validity of the securities
10.1*	Backstop Agreement by and between Neurotrope and JCP III SM AIV, L.P., dated May 17, 2020 (incorporated by reference to Exhibit 99.9 to Neurotrope Inc.’s Current Report on Form 8-K, filed on May 18, 2020)

Exhibit Number	Description
10.2*	Note Conversion and Loan Repayment Agreement by and between Neurotrope, JCP III SM AIV, L.P. and Metuchen, dated May 17, 2020.
10.3++	License and Commercialization Agreement by and between VIVUS, Inc. and Metuchen Pharmaceuticals LLC, dated September 30, 2016.
10.4++	Commercial Supply Agreement by and between VIVUS, Inc. and Metuchen Pharmaceuticals LLC, dated September 30, 2016.
10.5++	Logistics Services Agreement by and between McKesson Specialty Care Distribution Corporation and Metuchen Pharmaceuticals LLC, dated November 28, 2018.
21.1*	Subsidiaries of Petros Pharmaceuticals, Inc.
23.1*	Consent of Friedman LLP, Independent Registered Public Accounting Firm to Neurotrope, Inc.
23.2*	Consent of EisnerAmper, LLP, Independent Registered Public Accounting Firm to Metuchen Pharmaceuticals, LLC
23.3	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1 hereto)
24.1*	Powers of Attorney (contained on signature page to this Registration Statement)
99.1	Form of Proxy Card for the Neurotrope, Inc. Special Meeting of Stockholders
99.2*	Opinion of Gemini Valuation Services, LLC, financial advisor to Neurotrope, Inc., dated as of May 15, 2020 (included as Annex B-1 to the proxy statement/prospectus forming a part of this Registration Statement)
99.3*	Opinion of Gemini Valuation Services, LLC, financial advisor to Neurotrope, Inc., dated as of July 20, 2020 (included as Annex B-2 to the proxy statement/prospectus forming a part of this Registration Statement)
99.4*	Opinion of Gemini Valuation Services, LLC, financial advisor to Neurotrope, Inc., dated as of September 20, 2020 (included as Annex B-3 to the proxy statement/prospectus forming a part of this Registration Statement)
99.5*	Consent of Gemini Valuation Services, LLC, financial advisor to Neurotrope, Inc.
99.6*	Consent of John D. Shulman, to be named as director
99.7*	Consent of Bruce Bernstein, to be named as director
99.8*	Consent of Josh Silverman, to be named as director
99.9*	Consent of Greg Bradley, to be named as director
99.10*	Consent of Wayne R. Walker, to be named as director

*
Previously filed.

†
Management contract or compensatory plan or arrangement.

+
Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

++
Certain provisions and terms of exhibits have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K. A copy of any omitted provision and/or terms of exhibits will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Manalapan Township, New Jersey, on October 21, 2020.
PETROS PHARMACEUTICALS, INC.
By:	/s/ Fady Boctor
	Name:	Fady Boctor
	Title:	President and Chief Commercial Officer (principal executive officer)
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Fady Boctor Fady Boctor	President and Chief Commercial Officer (Principal Executive Officer)	October 21, 2020
/s/ Keith Lavan Keith Lavan	Chief Financial Officer (Principal Accounting and Financial Officer)	October 21, 2020
/s/ John Shulman John Shulman	Executive Chairman of the Board of Directors	October 21, 2020
/s/ Josh Silverman Josh Silverman	Director	October 21, 2020